Exhibit 99.1

PRELIMINARY PROXY CARD—SUBJECT TO COMPLETION

FOR THE EXTRAORDINARY GENERAL MEETING OF

Queen’s Gambit Growth Capital

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Victoria Grace and Anastasia Nyrkovskaya (the “Proxies”), and each of them independently, with full power of substitution, as proxies and attorneys-in-fact to vote all of the Class A ordinary shares, par value $0.0001 per share, or Class B ordinary shares, par value $0.0001 per share, of Queen’s Gambit Growth Capital (“SPAC”) that the undersigned is entitled to vote (the “Shares”) at the extraordinary general meeting of SPAC to be held in person on                     , 2021, at                     , Eastern Time at the offices of Vinson & Elkins L.L.P., located at 1114 Avenue of the Americas, 32nd Floor, New York, NY 10036, and virtually via live webcast at https://www.cstproxy.com/queensgambitspac/2021, and at any adjournment or postponement thereof. Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and, unless such authority is withheld on the reverse side hereof, in the Proxies’ discretion on such other matters as may properly come before the extraordinary general meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

P R O X Y	THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NOS. 1, 2, 3A, 3B, 3C, 3D, 3E, 3F, 3G AND 4 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE EXTRAORDINARY GENERAL MEETING. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on the reverse side)

Please mark votes as indicated in this example	QUEEN’S GAMBIT GROWTH CAPITAL — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2, 3A, 3B, 3C, 3D, 3E, 3F, 3G AND 4.

(1)	The SPAC Merger Proposal – To consider and vote upon a proposal to approve by special resolution the merger of SPAC with and into Pivotal Merger Sub Company I, a Cayman Islands exempted company with limited liability and wholly owned subsidiary of Holdings (as defined below) (“Cayman Merger Sub”), with Cayman Merger Sub surviving the merger (the “SPAC Merger”), at the date and time at which the SPAC Merger becomes effective (the “SPAC Merger Effective Time”) and to approve the plan of merger in compliance with the Cayman Islands Companies Act (As Revised) (the “Cayman Plan of Merger”) and to confirm, ratify, and approve in all respects all other transactions contemplated by the Business Combination Agreement, dated as of July 28, 2021 (the “Business Combination Agreement”), by and among SPAC, Swvl, Inc., a British Virgin Islands business company limited by shares incorporated under the laws of the British Virgin Islands (“Swvl”), Pivotal Holdings Corp, a British Virgin Islands business company limited by shares incorporated under the laws of the British Virgin Islands and, prior to the SPAC Merger Effective Time, a wholly owned subsidiary of Swvl (“Holdings”), Cayman Merger Sub and Pivotal Merger Sub Company II Limited, a British Virgin Islands business company limited by shares incorporated under the laws of the British Virgin Islands and wholly owned subsidiary of SPAC (“BVI Merger Sub”), occurring in connection with the SPAC Merger prior to the date of the Company Merger (as defined below) (the “Closing Date”), including the adoption of the Amended and Restated Memorandum and Articles of Association of Holdings to be in effect at the SPAC Merger Effective Time and the appointments in respect of the board of directors of Holdings (the “Holdings Board”) following the SPAC Merger Effective Time (the “SPAC Merger Proposal” or “Proposal No. 1”). A copy of the Cayman Plan of Merger is attached to the accompanying proxy statement/prospectus as Annex B.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(2)	The Company Merger Proposal – To consider and vote upon a proposal to approve by ordinary resolution the merger of BVI Merger Sub with and into Swvl, with Swvl surviving the merger as a wholly owned subsidiary of Holdings (the “Company Merger”), on the Closing Date (which shall be at least one business day after the date of the SPAC Merger Effective Time) at the date and	FOR ☐	AGAINST ☐	ABSTAIN ☐

time at which the Company Merger becomes effective (the “Company Merger Effective Time”) and to confirm, ratify, and approve in all respects all other transactions contemplated by the Business Combination Agreement occurring on or after the Closing Date, including the appointment of the Holdings Board following the Company Merger Effective Time and the adoption of the Second Amended and Restated Memorandum and Articles of Association of Holdings to be in effect at the Company Merger Effective Time (the “Holdings Public Company Articles”) (the “Company Merger Proposal” or “Proposal No. 2”). Both of the SPAC Merger Proposal and the Company Merger Proposal are cross conditioned on the approval of the other proposal. A copy of the Business Combination Agreement is attached to the accompanying proxy statement/prospectus as Annex A.

(3)	The Advisory Organizational Documents Proposals – To consider and separately vote upon, on a non-binding advisory basis, the following proposals: 3A, 3B, 3C, 3D, 3E, 3F and 3G in connection with the adoption of the Holdings Public Company Articles, which are being presented separately in accordance with U.S. Securities and Exchange Commission guidance to give shareholders the opportunity to present their separate views on important corporate governance provisions (the “Advisory Organizational Documents Proposals”). The below summaries are qualified by reference to the complete text of the Holdings Public Company Articles, a copy of which is attached to the accompanying proxy statement/prospectus as Annex D.

	(3A) The Authorized Shares Proposal – To consider and vote upon a proposal to approve by ordinary resolution and adopt a provision of the Holdings Public Company Articles to change in the authorized share capital from the existing (a) 500,000,000 Class A ordinary shares, par value $0.0001 per share (b) 50,000,000 Class B ordinary shares Class B ordinary shares, par value $0.0001 per share (c) 5,000,000 preference shares, par value $0.0001 per share, of SPAC to an authorized share capital consisting of (a) 500,000,000 Class A ordinary shares, par value $0.0001 per share (“Holdings Common Shares A”) and (b) 55,000,000 preferred shares, par value $0.0001 per share, of Holdings.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3B) The Voting Power Proposal – To consider and vote upon a proposal to approve by ordinary resolution and adopt a provision of the Holdings Public Company Articles that will provide for one vote for each Holdings Common Share A held on all matters to be voted on by shareholders.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3C) The Ability to Bring Matters for Discussion before a General Meeting Proposal – To consider and vote upon a proposal to approve by ordinary resolution and adopt a provision of the Holdings Public Company Articles that will provide that a notice of a general meeting of shareholders must include items for which a written request has been given (no later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the one-year anniversary of the preceding year’s annual general meeting) by one or more shareholders representing 30% or more of Holdings issued shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3D) The Number of Directors Proposal – To consider and vote upon a proposal to approve by ordinary resolution and adopt a provision of the Holdings Public Company Articles that will limit the number of directors to nine, provided however that Holdings may, by resolution of its directors, increase or reduce the number of directors.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3E) The Election and Removal of Directors Proposal – To consider and vote upon a proposal to approve by ordinary resolution and adopt a provision of the Holdings Public Company Articles pursuant to which any person properly nominated for election as a director may be appointed to the Holdings Board by a majority vote of the shareholders at a general meeting. In the interim between general meetings, the Holdings Board may, by resolution of directors, act to appoint any person to be a director. Holdings may only remove a director with cause and pursuant to a resolution passed by at least two-thirds of directors. Holdings shareholders may not act to remove directors.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3F) The Action by Written Consent of Shareholders Proposal – To consider and vote upon a proposal to approve by ordinary resolution and adopt a provision of the Holdings Public Company Articles that will prohibit Holdings shareholders from taking any action by written consent.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3G) The Amendments to Governing Documents Proposal – To consider and vote upon a proposal to approve by ordinary resolution and adopt a provision of the Holdings Public Company Articles that will require a resolution passed by a majority of not less than seventy five (75) per cent of the votes of all those entitled to vote in order to adopt any future amendment to the Holdings Public Company Articles, regardless of how many votes are actually cast. Alternatively, the Holdings Public Company Articles may be amended by a resolution of directors.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(4)	The Adjournment Proposal – To consider and vote upon a proposal, if put, to approve by ordinary resolution the adjournment of the extraordinary general meeting of SPAC’s shareholders to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the SPAC Merger Proposal, the Company Merger Proposal and the Advisory Organizational Documents Proposals.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Date:

Signature

(Signature If Held Jointly)

When the Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person or authorized entity.

The Shares represented by this proxy card, when properly executed, will be voted in the manner directed herein by the above-signed shareholder(s). If no direction is made, this proxy card will be voted “FOR” each of Proposal Nos. 1, 2, 3A, 3B, 3C, 3D, 3E, 3F, 3G, and 4. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.